                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 25, 2001


                             EXE Technologies, Inc.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



Delaware                               0-30389               75-1719817
---------                             ------------           -----------------
(State or Other Jurisdiction          (Commission            (IRS Employer
of Incorporation)                     File Number)           Identification No.)


      8787 Stemmons Freeway, Dallas, TX                                 75247
      ------------------------------------------------------------------------
      (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (214) 775-6000


                                 Not Applicable
              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                INTRODUCTORY NOTE

         On January 25, 2001, Almond Acquisition Corp. ("Almond"), a wholly owned subsidiary of EXE Technologies, Inc. (the "Company"), merged with and into AllPoints Systems, Inc. ("AllPoints") pursuant to an Agreement and Plan of Merger by and among the Company, Almond and AllPoints, dated January 18, 2001. At the close of the transaction, AllPoints became a wholly owned subsidiary of the Company. On February 9, 2001, the Company filed a Current Report on Form 8-K (the "Current Report") to report the above-described transaction. The purpose of this Amendment No. 1 to the Current Report on Form 8-K is to file the financial statements of the business acquired and the pro forma financial statements required by Item 7.

         The Company hereby amends Item 7 of the Current Report to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the Business Acquired.

         The required financial statements are attached hereto on pages 3 through 19.

         (b)      Pro Forma Financial Information.

         The required pro forma financial information is attached hereto on pages 20 through 25.

         (c)      Exhibits.

2.1* Agreement and Plan of Merger, dated as of January 18, 2001, by and among EXE Technologies, Inc., Almond Acquisition Corp. and AllPoints Systems, Inc.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Ernst & Young LLP, Independent Auditors.





--------------------------------

*        Previously filed.

                             AllPoints Systems, Inc.

                          Index to Financial Statements



                                                                                Page
                                                                                ----
Report of Ernst & Young LLP, Independent Auditors...............................  4
Independent Auditors' Report Deloitte & Touche LLP..............................  5

Financial Statements

Balance Sheets as of December 31, 2000 and 1999.................................  6
Statements of Operations for the years ended December 31, 2000 and 1999.........  7
Statements of Stockholders' (Deficit) Equity for the years ended
    December 31, 2000 and 1999..................................................  8
Statements of Cash Flows for the years ended December 31, 2000 and 1999.........  9
Notes to Financial Statements................................................... 10

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
Allpoints Systems, Inc.

We have audited the accompanying balance sheet of Allpoints Systems, Inc. as of December 31, 2000, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allpoints Systems, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                              Ernst & Young LLP


Dallas, Texas
March 8, 2001

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Allpoints Systems, Inc.

We have audited the accompanying balance sheet of Allpoints Systems, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Allpoints Systems, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                          Deloitte & Touche LLP


Boston, Massachusetts
May 26, 2000
(August 22, 2000 as to Note 3)

                             AllPoints Systems, Inc.

                                 Balance Sheets

                                                                                      DECEMBER 31,
                                                                           -----------------------------------
                                                                                 2000              1999
                                  ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                 $     147,345     $     278,372
   Accounts receivable less allowance for doubtful accounts of $120,332
     in 2000 and $171,000 in 1999                                                  623,591         1,357,118
   Prepaid expenses and other assets                                                64,410            65,117
                                                                           -----------------------------------
Total current assets                                                               835,346         1,700,607

Property and equipment, net                                                        257,296           103,347
Other long-term assets                                                              31,038             1,474
                                                                           -----------------------------------
Total assets                                                                 $   1,123,680     $   1,805,428
                                                                           ===================================

              LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
   Line of credit                                                            $     750,000     $     425,000
   Current portion of capital lease obligations                                    181,590            44,205
   Accounts payable                                                                866,544           287,388
   Accrued compensation and benefits                                               349,013           254,346
   Deferred revenue                                                                441,227           276,413
   Other accrued expenses                                                          211,034           121,080
                                                                           -----------------------------------
Total current liabilities                                                        2,799,408         1,408,432

Capital lease obligations, less current portion                                     32,088            39,494

Commitments

STOCKHOLDERS' (DEFICIT) EQUITY:
   Common stock, $.01 par value:
     Authorized shares - 8,000,000 shares
     Issued and outstanding shares - 4,105,800 in 2000 and 3,114,800 in
       1999                                                                         11,754             1,844
   Additional paid-in capital                                                      599,941                 -
   Note receivable from stockholder                                               (211,750)                -
   Accumulated (deficit) earnings                                               (2,107,761)          355,658
                                                                           -----------------------------------
Total stockholders' (deficit) equity                                            (1,707,816)          357,502
                                                                           -----------------------------------
Total liabilities and stockholders' (deficit) equity                         $   1,123,680     $   1,805,428
                                                                           ===================================

SEE ACCOMPANYING NOTES.

                             AllPoints Systems, Inc.

                            Statements of Operations


                                                                             YEAR ENDED DECEMBER 31,
                                                                      ---------------------------------------
                                                                             2000                1999
REVENUES:
   Software license                                                     $       672,794      $     522,015
   Services and maintenance                                                   4,787,083          3,454,406
   Resale software and equipment                                              1,533,137          1,302,938
                                                                      ---------------------------------------
Total revenues                                                                6,993,014          5,279,359

COSTS AND EXPENSES:
   Cost of software licenses                                                          -            147,142
   Cost of services and maintenance                                           3,059,459          1,394,885
   Cost of resale software and equipment                                      1,150,744            888,101
   Research and development                                                     268,224            340,050
   Selling, general and administrative                                        4,875,754          2,242,276
                                                                      ---------------------------------------
Total costs and expenses                                                      9,354,181          5,012,454
                                                                      ---------------------------------------

Operating (loss) income                                                      (2,361,167)           266,905

OTHER INCOME (EXPENSE):
   Interest income                                                                1,444             12,463
   Interest expense                                                             (75,697)           (48,784)
   Other                                                                        (27,999)             2,160
                                                                      ---------------------------------------
Other expenses, net                                                            (102,252)           (34,161)
                                                                      ---------------------------------------

Net (loss) income                                                       $    (2,463,419)    $      232,744
                                                                      =======================================

SEE ACCOMPANYING NOTES.

                             AllPoints Systems, Inc.

                  Statements of Stockholders' (Deficit) Equity

                                                                        NOTE
                                 COMMON STOCK         ADDITIONAL     RECEIVABLE      ACCUMULATED
                            ------------------------    PAID-IN         FROM          (DEFICIT)      TREASURY
                              SHARES       AMOUNT       CAPITAL      STOCKHOLDER      EARNINGS         STOCK        TOTAL
                            ------------ ----------- -------------- -------------- ---------------- ------------ -------------
Balance at
  December 31, 1998           3,552,000   $  1,776     $   78,290     $       -      $   192,148    $ (149,983)   $   122,231
   Cancellation of
    treasury stock             (444,000)         -        (80,749)            -          (69,234)      149,983              -
   Exercise of options            6,800         68          2,459             -                -             -          2,527
   Net income                         -          -              -             -          232,744             -        232,744
                            ------------ ----------- -------------- -------------- ---------------- ------------ -------------
Balance at
  December 31, 1999           3,114,800      1,844              -             -          355,658             -        357,502
   Issuance of shares to
    officer for services        692,000      6,920        525,920             -                -             -        532,840
   Stockholder
    distribution                    -            -       (143,139)            -                -             -       (143,139)
   Exercise of options          299,000      2,990        217,160      (211,750)               -             -          8,400
   Net loss                         -            -              -             -       (2,463,419)            -     (2,463,419)
                            ------------ ----------- -------------- -------------- ---------------- ------------ -------------
Balance at
December 31, 2000             4,105,800   $ 11,754     $  599,941     $(211,750)   $  (2,107,761)   $        -    $(1,707,816)
                            ============ =========== ============== ============== ================ ============ =============

SEE ACCOMPANYING NOTES.

                             AllPoints Systems, Inc.

                            Statements of Cash Flows

                                                                               YEAR ENDED DECEMBER 31,
                                                                         -------------------------------------
                                                                                2000              1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                           $ (2,463,419)      $    232,744
Adjustments to reconcile net (loss) income to net cash (used in)
   provided by operating activities:
     Depreciation and amortization                                               181,888             77,506
     Compensation resulting from issuance of common shares to officer            532,840                  -
     Provision for loss on receivables                                            69,000            121,740
     Changes in assets and liabilities:
       Accounts receivable                                                       664,527           (690,769)
       Prepaid and other assets                                                      707               (168)
       Other long-term assets                                                    (29,564)           150,662
       Accounts payable                                                          579,156            257,406
       Accrued compensation and benefits                                          94,667            141,437
       Accrued income taxes                                                            -               (130)
       Deferred revenue                                                          164,814             11,413
       Other accrued expenses                                                     89,954           (160,731)
                                                                         -------------------------------------

       Net cash (used in) provided by operating activities                      (115,430)           141,110

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                          (105,435)           (12,766)
                                                                         -------------------------------------
   Net cash used in investing activities                                        (105,435)           (12,766)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit                                                     325,000             60,417
Repayments of capital lease obligations                                         (100,423)           (42,169)
Distributions to shareholders                                                   (143,139)                 -
Stock options exercised                                                            8,400              2,527
                                                                         -------------------------------------

Net cash provided by financing activities                                         89,838             20,775
                                                                         -------------------------------------

Net (decrease) increase in cash and cash equivalents                            (131,027)           149,119
Cash and cash equivalents, beginning of year                                     278,372            129,253
                                                                         -------------------------------------
Cash and cash equivalents, end of year                                      $    147,345       $    278,372
                                                                         =====================================

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest                                                      $     75,696       $     48,784
                                                                         =====================================
Purchases under capital leases                                              $    215,011       $     37,421
                                                                         =====================================

SEE ACCOMPANYING NOTES.

                             AllPoints Systems, Inc.

                          Notes to Financial Statements


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

AllPoints Systems, Inc. (the Company) specializes in the installation of warehouse and distribution management computer software systems and has developed its own software product, AllPoints TM, which it sells and installs.

On January 25, 2001, the Company was acquired by EXE Technologies, Inc.
(EXE). The transaction was completed in a stock-for-stock merger in which EXE issued 1,590,357 shares of EXE common stock and assumed options for an additional 409,606 shares of EXE common stock in exchange for all of the outstanding securities of the Company. In connection with the transaction, the entire $750,000 balance due under the Company's line of credit agreement was paid by EXE.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's revenues consists of software license, consulting service and maintenance revenues and revenues from resale software and equipment. Software license revenue is recognized in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, "Software Revenue Recognition." Under SOP 97-2, software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable; no significant production, modification or customization of the software is required; vendor-specific objective evidence of fair value exists to allow for the allocation of the total fee to elements of the arrangement; and collection is considered probable by management.

                             AllPoints Systems, Inc.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Revenue from services is recognized as the services are provided. Maintenance revenue is recognized on a straight-line basis over the period of the obligation. Revenue from resale software and equipment is recognized upon receipt of a purchase order and shipment of the equipment to the customer provided the following criteria are met: payment terms are fixed and determinable; no significant production, modification or customization is required, and collection is considered probable by management.

SOFTWARE DEVELOPMENT COSTS

In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The establishment of technological feasibility of the Company's products and general release of such software have substantially coincided. As a result, software costs qualifying for capitalization have been insignificant, and therefore, the Company has expensed all software development costs.

CONCENTRATION OF CREDIT RISK

The Company's customers are dispersed over a wide geographic area and are subject to periodic review under the Company's credit policies. The Company does not believe that it is subject to any unusual credit risks other than the normal level of risk attendant to operating its business.

                             AllPoints Systems, Inc.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

The following table presents customers which accounted for 10% or more of the Company's revenues for each respective period ended December 31 or accounted for 10% or more of the Company's accounts receivable at the end of each period:

                                                   2000                                 1999
                                   ------------------------------------- ------------------------------------
                                                          ACCOUNTS                             ACCOUNTS
                                       REVENUES          RECEIVABLE          REVENUES         RECEIVABLE
                                   ------------------ ------------------ ----------------- ------------------
     Customer A                               -%                 -%                14%                -%
     Customer B                               -                  -                 25                28
     Customer C                              25                  -                 18                26
     Customer D                              12                 22                  -                 -
     Customer E                               -                 16                  -                 -
     Customer F                              23                 16                  -                 -
     Customer G                               -                 14                  -                 -
     Customer H                              20                  -                  -                 -


CASH EQUIVALENTS

Cash equivalents consist of short-term highly liquid investments purchased with a remaining maturity of three months or less. The carrying value of cash equivalents approximates, fair value.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the double declining balance method over their estimated useful lives. Equipment leased under capital leases is amortized over the lesser of its useful life or the 1ease term. The estimated useful lives of property and equipment are as follows (in years):
                  Computer equipment and software                         3-5
                  Furniture and fixtures                                  3-7
                  Leasehold improvements                                    5

                             AllPoints Systems, Inc.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INCOME TAXES

The Company has elected to be treated as an S Corporation under the provisions of the Internal Revenue Code. The Company is subject to Massachusetts excise tax based on the Company's net worth. These amounts have been recorded as operating expenses in the financial statements. The taxable income of the Company is directly taxable to the stockholders for federal and state tax purposes, and the stockholders are responsible for the payment of income taxes thereon. Therefore, no provision for income taxes has been recorded in the accompanying statements of operations for the years ended December 31, 2000 and 1999.

SEGMENT INFORMATION

The Company operates in a single segment as defined by SFAS No. 131, "Disclosures About Segments of and Enterprise and Related Information," and does not have material operations in foreign locations.

FINANCIAL INSTRUMENTS

Financial instruments held or used by the Company include cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations, and notes and line-of-credit payables. The fair value of these instruments, which could change if market conditions change, are based on management's estimates. Management believes that the carrying value of these instruments approximates their fair values.

                             AllPoints Systems, Inc.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

EMPLOYEE STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plan utilizing the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." The disclosure of pro forma information regarding net income (loss) based on fair value accounting for stock-based compensation plans has been provided as required by SFAS No. 123.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which as amended, will be effective for the Company's fiscal year beginning January 1, 2001. SFAS No. 133 requires that all derivatives be recognized at fair value on the balance sheet and that related gains and losses be included in net income or comprehensive income depending on the nature of the hedging relationship. As of December 31, 2000, the Company has not entered into contracts that will be classified as derivative financial instruments under SFAS No. 133. Management believes that SFAS No. 133 will not have an impact on the results of operations or financial position of the Company when adopted, however management cannot estimate its impact on future results of operations and financial position.

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                                           2000                 1999
                                                                   --------------------- --------------------
Computer equipment and software                                            $ 766,802         $     458,359
Furniture and fixtures                                                        86,444                84,194
Leasehold improvements                                                        27,592                 3,369
                                                                   --------------------- --------------------
Total                                                                        880,838               545,922

Less accumulated depreciation and amortization                              (623,542)             (442,575)
                                                                   --------------------- --------------------
Property, plant and equipment, net                                         $ 257,296         $     103,347
                                                                   ===================== ====================

                             AllPoints Systems, Inc.

3. LONG-TERM DEBT

The Company has a line of credit (the Agreement) with a bank providing for borrowings of up to $750,000, of which $750,000 is outstanding at December 31, 2000. Borrowings under the line bear interest at the bank's prime rate plus 1% (10.5% at December 31, 2000) and are collateralized by a first security interest in all of the Company's assets. As of December 31, 2000, the Company was not in compliance with certain covenants under the Agreement. Therefore, the $750,000 of borrowings outstanding under the Agreement at December 31, 2000 are due on demand.

At December 31, 1999, the Company was not in compliance with certain covenants in a then existing lending agreement. The Company was also not in compliance with certain covenants of the Agreement at June 30, 2000. The December 31, 1999 and June 30, 2000 instances of non-compliance were waived by the bank on August 22, 2000.

4. CAPITAL LEASES

The Company is obligated under a number of capital leases which expire at various dates during the next four years. The recorded value of the assets was $385,974 and $155,572 as of December 31, 2000 and 1999, respectively, and the related amortization on these assets was $230,835 and $100,078 as of December 31, 2000 and 1999, respectively. Future minimum lease payments under capital leases as of December 31, 2000, are as follows:

FISCAL YEARS
2001                                                                $    107,366
2002                                                                      96,326
2003                                                                      41,757
2004                                                                       3,076
2005                                                                       2,400
                                                                    ------------
Total minimum payments (excluding taxes, maintenance and insurance)      250,925
Less amount representing interest                                        (37,247)
                                                                    ------------
Present value of minimum lease payments                                  213,678
Less current maturities                                                 (181,590)
                                                                    ------------

Long-term portion                                                   $     32,088
                                                                    ============

                             AllPoints Systems, Inc.

5. COMMON STOCK

On August 3, 2000, the Company issued 692,000 shares of restricted common stock to an officer with a fair market value of $0.77 per share. The shares are subject to a call option whereby the Company has the right, but not the obligation to purchase shares at a price of $0.77 per share in the event the officer ceases to be an employee of the Company. The officer's ownership in the shares vests over a five-year period commencing on July 1, 2000, such that 100% of the shares shall be vested on June 30, 2005. The shares vest in increments of 1.66% per month until all shares have vested. Vesting of the shares shall accelerate and all shares become fully vested upon the consummation of a change in control of the Company. The shares issued became fully vested upon closing of the acquisition of the Company by EXE Technologies, Inc. The Company recorded the entire fair value of the restricted shares issued to the officer of $532,840 as compensation expense in the year ended December 31, 2000.

6. STOCK OPTION PLAN

The Company's Incentive Stock Option Plan (the Plan), established in 1996, provides for grants of options to purchase up to 1,749,883 shares of common stock. Grants may be in the form of incentive stock options or nonqualified options. Vesting periods are determined by the Board of Directors on the date of grant. Options generally vest ratably over a four or five year period. Exercise prices are deemed to be equal to the fair value of the common stock at the time of grant. The fair value of the common stock has been determined by the Board of Directors of the Company at each stock option measurement date based on a variety of different factors including the Company's financial position and historical financial performance, the status of technological developments within the Company, the composition and ability of the current engineering and management team, an evaluation and benchmark of the Company's competition, the current climate in the marketplace, the illiquid nature of the common stock, and the prospects of a liquidity event, among others.

                             AllPoints Systems, Inc.

6. STOCK OPTION PLAN (CONTINUED)

                                                                                              WEIGHTED
                                                                          NUMBER              AVERAGE
                                                                            OF                EXERCISE
                                                                          OPTIONS              PRICE
                                                                   --------------------- --------------------
Outstanding at January 1, 1999                                               354,000       $         0.31
     Granted                                                                 222,900                 0.42
     Exercised                                                                (6,800)                0.37
     Cancelled                                                              (135,200)                0.31
                                                                   ---------------------
Outstanding at December 31, 1999                                             434,900                 0.37
     Granted                                                                 611,610                 0.77
     Exercised                                                              (299,000)                0.74
     Cancelled                                                               (51,800)                0.37
                                                                   ---------------------
Outstanding at December 31, 2000                                             695,710                 0.57
                                                                   =====================

The weighted-average fair market value of options granted was $0.34 and $0.18 per share for the year ended December 31, 2000 and 1999, respectively.

The following table sets forth information regarding options outstanding at December 31, 2000:

                                          WEIGHTED          WEIGHTED
      NUMBER                              AVERAGE           AVERAGE
        OF              EXERCISE         REMAINING          EXERCISE
     OPTIONS             PRICE              LIFE             PRICE
------------------- ----------------- ----------------- -----------------
       20,000            $0.63              8.96             $0.63
       30,000             0.30              8.10              0.30
       64,000             0.28              5.75              0.28
      116,000             0.33              7.90              0.33
      132,100             0.45              8.96              0.45
      333,610             0.77              9.59              0.77
-------------------
      695,710
===================

                             AllPoints Systems, Inc.

6. STOCK OPTION PLAN (CONTINUED)

The following table sets forth information regarding options exercisable at December 31, 2000 and 1999:


                                                                            NUMBER OF         WEIGHTED
                                                                             OPTIONS          AVERAGE
                                                        EXERCISE PRICE     EXERCISABLE     EXERCISE PRICE
                                                       ----------------- ---------------- -----------------
                  December 31, 2000                            $0.28           64,000          $0.28
                                                                0.33           69,600           0.33
                                                                0.45           27,220           0.45

                  December 31, 1999                             0.28           45,600           0.28
                                                                0.33           64,400           0.33

SFAS No. 123 requires the disclosure of proforma net income (loss) computed as if the Company had accounted for its employee stock options under the fair value method set forth in SFAS No. 123. If compensation cost for stock option grants granted during 2000 and 1999 had been determined based on the fair value of the grant using the method prescribed by SFAS No. 123, the Company's fiscal 2000 and 1999 net income (loss) would have been $(2,492,861) and $194,103, respectively.

The fair value of the options on their grant date was estimated using the Black-Scholes option pricing model. Key assumptions used to apply this option pricing model are as follows:


                                                                           2000                 1999
                                                                   --------------------- --------------------
Risk-free interest rate                                                      5.97%              5.77%
Expected life of option grants (years)                                       9.75               9.75
Expected volatility of underlying stock                                      0.00               0.00
Expected dividend payment rate                                               0.00               0.00


The option-pricing model used was designed to value readily tradable stock options with relatively short lives. However, management believes that the assumptions used to value the options and the model applied yield a reasonable estimate of the fair value of the grants made under the circumstances.

                             AllPoints Systems, Inc.

6. STOCK OPTION PLAN (CONTINUED)

At December 31, 2000 1,444,083 shares of common stock were reserved for issuance upon exercise of options under the Company's Incentive Stock Option Plan.

7. NOTE RECEIVABLE FROM STOCKHOLDER

During the year ended December 31, 2000, the Company received a $211,750 recourse note receivable from a stockholder upon the exercise of stock options, which bears interest at 5.87% per annum. Under the terms of the note, unpaid principal and interest is due on December 28, 2005, or an earlier date upon the occurrence of certain events, including termination of employment.

8. RETIREMENT SAVINGS PLAN

On January 1, 1997, the Company established a 401(k) retirement savings plan covering all employees who have completed 90 days of service. Under the provisions of the plan, employees may contribute 1% to 14% of their compensation within certain limitations. Each year, the Company will make matching contributions of 0.25% of each participant's elective deferral up to a maximum of 1% of the participant's yearly compensation. The Company's contributions were $23,125 and $16,077 for the years ended December 31, 2000 and 1999.

9. OPERATING LEASES

The Company leases its office facilities under noncancelable operating leases expiring through 2004. Escalation clauses and other incentives present in lease agreements are recognized on a straight-line basis over the term of the lease. Total rent expense was $340,251 and $159,678 for the years ended December 31 2000 and 1999, respectively.

Future minimum payments under noncancelable operating leases for the years ending December 31 are as follows:


2001                                                     $       252,000
2002                                                             324,000
2003                                                             381,150
2004                                                             381,150

                    EXE Technologies, Inc. and Subsidiaries

                    Unaudited Pro Forma Combined Condensed
                            Financial Statements



On January 25, 2001, EXE Technologies, Inc. (EXE or the Company) acquired AllPoints Systems, Inc. (AllPoints). The combination with AllPoints has been accounted for as a purchase business combination by the Company. The unaudited pro forma combined condensed statement of operations is based on the Company's historical consolidated statement of operations and the AllPoints historical statement of operations for the year ended December 31, 2000 and assumes the combination had been completed on January 1, 2000. The unaudited pro forma combined condensed balance sheet combines the Company's historical consolidated balance sheet as of December 31, 2000 with the AllPoints historical balance sheet as of December 31, 2000 and assumes the combination had been completed on December 31, 2000.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma combined condensed financial statements nor is it necessarily indicative of the Company's future results of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma combined condensed statement of operations and balance sheet.

The unaudited pro forma combined condensed statement of operations and balance sheet are based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of the Company for the year ended December 31, 2000 included in its Annual Report on Form 10-K, and the historical financial statements of AllPoints and related notes thereto for the year ended December 31, 2000 included elsewhere in this Current Report on Form 8-K/A.

                     EXE Technologies, Inc. and Subsidiaries

           Unaudited Pro Forma Combined Condensed Statement of Operations

                          Year ended December 31, 2000

                                                                                       PRO FORMA             PRO FORMA
                                                 EXE              ALLPOINTS           ADJUSTMENTS             COMBINED
                                          ------------------- ------------------- --------------------- ---------------------
Revenue:
   Software license                        $     38,665,121    $        672,794    $             -       $      39,337,915
   Services and maintenance                      68,708,446           4,787,083                  -              73,495,529
   Resale software and equipment                  8,214,867           1,533,137                  -               9,748,004
                                          ------------------- ------------------- --------------------- ---------------------
        Total revenue                           115,588,434           6,993,014                  -             122,581,448

Costs and expenses:
  Cost of software licenses                       1,391,435                   -                  -               1,391,435
  Cost of services and maintenance               53,584,519           3,059,459                  -              56,643,978
  Cost of resale software and equipment           6,607,214           1,150,744                  -               7,757,958
  Sales and marketing                            25,495,730           1,315,179                  -              26,810,909
  Research and development                        9,577,655             268,224                  -               9,845,879
  General and administrative                     14,444,617           3,560,575                  -              18,005,192
  Amortization of intangibles                     4,615,507                   -          5,114,391(d)            9,729,898
  Warrant and stock compensation expense          2,762,438                   -            472,160(g)            3,234,598
                                          ------------------- ------------------- --------------------- ---------------------
        Total costs and expenses                118,479,115           9,354,181          5,586,551             133,419,847
                                          ------------------- ------------------- --------------------- ---------------------
Operating loss                                   (2,890,681)         (2,361,167)        (5,586,551)            (10,838,399)

Other income (expense):
  Interest income                                 1,810,108               1,444                  -               1,811,552
  Interest expense                               (1,210,237)            (75,697)                 -              (1,285,934)
  Other                                          (1,040,796)            (27,999)                 -              (1,068,795)
                                          ------------------- ------------------- --------------------- ---------------------
        Total other expense                        (440,925)           (102,252)                 -                (543,177)
                                          ------------------- ------------------- --------------------- ---------------------
Loss before taxes                                (3,331,606)         (2,463,419)        (5,586,551)            (11,381,576)
Income tax provision                                      -                   -                  -                       -
                                          ------------------- ------------------- --------------------- ---------------------
Net loss                                   $     (3,331,606)   $     (2,463,419)   $    (5,586,551)      $     (11,381,576)
                                          =================== =================== ===================== =====================

Net loss per common share-basic diluted
                                            $         (0.12)                                              $          (0.40)
                                          ===================                                           =====================

Shares used to compute per share data            26,799,558                                                     28,389,915


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.

                     EXE Technologies, Inc. and Subsidiaries

              Unaudited Pro Forma Combined Condensed Balance Sheet

                             As of December 31, 2000

                                                                                       PRO FORMA             PRO FORMA
                                                 EXE              ALLPOINTS           ADJUSTMENTS             COMBINED
                                          ------------------ -------------------- --------------------- ---------------------
           ASSETS
Current assets:
  Cash and cash equivalents               $     39,820,056   $        147,345     $     (750,000) (b)   $      39,217,401
  Securities available for sale                  9,147,506                  -                  -                9,147,506
  Accounts receivable                           33,029,674            623,591                  -               33,653,265
  Other receivable and advances                    614,781                  -                  -                  614,781
  Prepaid and other current assets               3,180,221             64,410                  -                3,244,631
                                          ------------------ -------------------- --------------------- ---------------------
Total current assets                            85,792,238            835,346           (750,000)              85,877,584

Property and equipment, net                      8,233,891            257,296            (22,537) (e)           8,468,650
Marketable securities, long-term                10,235,457                  -                  -               10,235,457
Other assets                                     2,175,655             31,038                  -                2,206,693
Intangible assets                               10,142,402                  -         30,686,346  (c)          40,828,748
                                          ------------------ -------------------- --------------------- ---------------------
Total assets                              $    116,579,643   $      1,123,680     $   29,913,809        $     147,617,132
                                          ================== ==================== ===================== =====================

 LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                        $      6,065,703   $        866,544     $            -        $       6,932,247
  Line of credit                                         -            750,000           (750,000) (b)                   -
  Current portion of long-term
  debt                                             192,883            181,590                  -                  374,473
  Accrued payroll and benefits                   2,812,071            349,013                  -                3,161,084
  Deferred revenue                              10,431,348            441,227            500,000  (e)          11,372,575
  Accrued expenses                               9,931,202            211,034          1,667,364  (e)          11,809,600
                                          ------------------ -------------------- --------------------- ---------------------
Total current liabilities                       29,433,207          2,799,408          1,417,364               33,649,979

Long-term liabilities:
  Long-term debt, net of current
  portion                                          102,477             32,088                  -                  134,565

Stockholders' equity (deficit):
  Common stock                                     444,875             11,754              4,150 (a)              460,779
  Additional paid-in capital                   149,691,336            599,941         28,308,094 (a)          178,599,371
  Note receivable from
  stockholder                                            -           (211,750)                 -                 (211,750)
  Treasury stock, at cost                       (3,431,464)                 -                  -               (3,431,464)
  Accumulated deficit                          (55,677,267)        (2,107,761)         2,107,761 (a)          (55,677,267)
  Deferred compensation                         (3,688,059)                 -         (1,923,560)(f)           (5,611,619)
  Other comprehensive loss                        (295,462)                 -                  -                 (295,462)
                                          ------------------ -------------------- --------------------- ---------------------
Total stockholders' equity (deficit)            87,043,959         (1,707,816)        28,496,445              113,832,588
                                          ------------------ -------------------- --------------------- ---------------------
Total liabilities and stockholders'
   equity (deficit)                       $    116,579,643   $      1,123,680     $   29,913,809        $     147,617,132
                                          ================== ==================== ===================== =====================


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.

                     EXE Technologies, Inc. and Subsidiaries

      Notes to Unaudited Pro Forma Combined Condensed Financial Information


1. GENERAL

The combination with AllPoints has been accounted for as a purchase business combination by the Company. The accompanying unaudited pro forma combined condensed financial information reflects an aggregate cost of the combination of approximately $28.6 million, consisting of the fair market value of the Company's securities issued to the shareholders of AllPoints plus costs directly related to the combination as follows:


Fair market value of 1,590,357 shares of common stock                                   $       23,420,492
Fair market value of options to purchase 409,606 shares
  of common stock                                                                                5,503,447
Estimated intrinsic value of unvested stock options at
  consummation date related to future service                                                   (1,923,560)
Transaction costs                                                                                1,618,109
                                                                                      -----------------------
Total combination cost                                                                  $       28,618,488
                                                                                      =======================

The aggregate purchase price has been allocated to the net assets acquired on the basis of preliminary estimates of fair values as follows:

Intangible assets                                                                       $        4,300,000
Goodwill                                                                                        26,386,346
Liabilities assumed net of fair value of tangible assets acquired                               (2,067,858)
                                                                                      -----------------------
                                                                                        $       28,618,488
                                                                                      =======================


The estimates of the fair value of intangible assets acquired and liabilities assumed in excess of the fair value of tangible assets acquired were determined based on information furnished by management of AllPoints. The carrying value of AllPoints net liabilities in excess of the fair value of tangible assets acquired are assumed to equal their fair values for purposes of this unaudited pro forma combined financial information unless indicated otherwise in the notes to unaudited pro forma combined condensed financial information. These amounts are subject to revision. Although management of the Company does not expect the final valuation of the assets acquired and liabilities assumed to result in values that are significantly different from the estimates included in the table above, there can be no assurance that such differences will not occur.

                    EXE Technologies, Inc. and Subsidiaries

                     Notes to Unaudited Pro Forma Combined

                   Condensed Financial Information (Continued)



2. PRO FORMA ADJUSTMENTS

Adjustments included in the unaudited pro forma combined condensed financial statements are as follows:

(a) To eliminate AllPoints capital stock, additional paid-in capital and accumulated deficit and to record the issuance of 1,590,357 shares of the Company's common stock and options to purchase 409,606 shares of the Company's common stock in exchange for all of the outstanding common stock of AllPoints.

(b) AllPoints had $750,000 outstanding under a line of credit agreement with a bank which was due on demand. In connection with the combination, the entire balance due under the line of credit agreement was paid by the Company. Therefore, for purposes of calculating the pro forma adjustments, the entire $750,000 balance due under the line of credit agreement was eliminated with a corresponding reduction in cash and cash equivalents. The impact on net interest expense was immaterial.

(c) To record intangible assets resulting from the acquisition consisting of $26.4 million of goodwill and $4.3 million of intangible assets.

(d) To record the amortization of goodwill and intangible assets. The acquired goodwill and intangible assets will be amortized over six years.

(e) To record the Company's estimate of transaction costs and adjustments to the carrying value of property and equipment and liabilities assumed based on estimates of fair value.

(f) In accordance with FASB Interpretation No. 44 (FIN 44), "Accounting for Stock Transactions Involving Stock Compensation," the estimated fair value of EXE stock options issued in connection with the combination which were fully vested are included as part of the purchase price. This adjustment records the portion of the fair value of unvested options to purchase shares of EXE's common stock issued in exchange for outstanding options of AllPoints which has been allocated to deferred compensation. The $1,923,560 amount represents the intrinsic value of the EXE unvested options issued for which future service is required subsequent to the consummation date in order for the employee to vest in the EXE stock option. The amount allocated to deferred compensation has been deducted from the estimated fair value of stock option awards for purposes of the allocation of purchase price to the assets acquired. The deferred compensation will be amortized to expense over the remaining vesting period of the options of four to five years.

                    EXE Technologies, Inc. and Subsidiaries

                     Notes to Unaudited Pro Forma Combined

                  Condensed Financial Information (Continued)


2. PRO FORMA ADJUSTMENTS (CONTINUED)

(g) To record amortization of deferred compensation related to unvested options issued in the combination.

3. UNAUDITED PRO FORMA COMBINED LOSS PER COMMON SHARE DATA

The unaudited pro forma combined basic earnings per common share data is computed by dividing pro forma combined loss by the pro forma weighted average number of common shares outstanding. Because the combined pro forma results of operations are a loss, the effects of the assumed exercise of stock options and warrants does not have a dilutive effect.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EXE TECHNOLOGIES, INC.


Date: April 10, 2001                   By:    /s/ Raymond R. Hood
                                           --------------------------
                                              Raymond R. Hood
                                              President and Chief
                                              Executive Officer

                                  EXHIBIT INDEX


2.1* Agreement and Plan of Merger, dated as of January 18, 2001, by and among EXE Technologies, Inc., Almond Acquisition Corp. and AllPoints Systems, Inc.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Ernst & Young LLP, Independent Auditors.





--------------------------

*        Previously filed.